UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Sawyer Street, Suite 710 Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 424-4247

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On October 12, 2023, Prairie Operating Co. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State to effect a reverse stock split of outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exchange ratio of 1:28.5714286 (the “Reverse Stock Split”). The Company will also change its name from Creek Road Miners, Inc. to Prairie Operating Co. (the “Corporate Name Change”) and change its symbol from “CRKR” to “PROP” (the “Symbol Change”). The Reverse Stock Split and the Corporate Name Change would become effective on the OTCQB marketplace of OTC Markets on October 16, 2023 (the “Effective Date”). In connection with the Reverse Stock Split, Corporate Name Change and Symbol Change, the CUSIP number for the Company’s Common Stock will change to 739650109. The Company’s Common Stock will continue to trade on the OTCQB marketplace under the symbol “CRKRD” for a period of 20 trading days following the Effective Date, and after such time will be announced on the OTC Markets under the “PROP” symbol and, one trading day thereafter, the symbol will begin trading under the “PROP” symbol, thereby completing the Symbol Change.

The Certificate of Amendment filed by the Company with the Delaware Secretary of State on October 12, 2023 will take effect October 16, 2023 and will, among other things, (i) effect the Reverse Stock Split; and (ii) change the total number of shares of all classes of stock which the Company shall have authority to issue 155,000,000 shares, consisting of (a) 150,000,000 shares of Common Stock and (b) 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Immediately after the filing of the Certificate of Amendment on October 12, 2023, the Company filed the Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) with the Delaware Secretary of State, with the Amended and Restated Charter taking effect October 16, 2023, to, among other things, (i) eliminate certain provisions related to the Preferred Stock as a result of the elimination of certain classes of Preferred Stock; (ii) remove provisions providing for action by written consent of stockholders; (iii) include a waiver of the corporate opportunity doctrine; (iv) certain modifications to the election and removal of directors of the Company; (v) adopt Delaware as the exclusive forum for certain shareholder litigation; and (vi) increase the total number of shares of all classes of stock which the Company shall have authority to issue 550,000,000 shares, consisting of (a) 500,000,000 shares of Common Stock and (b) 50,000,000 shares of Preferred Stock. The foregoing actions were approved by the Company’s shareholders on October 25, 2022. The foregoing descriptions of the Certificate of Amendment and the Amended and Restated Charter do not purport to be complete and are qualified in their entirety by reference to the full texts of the Certificate of Amendment and Amended and Restated Charter, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference into this Item 3.03.

As a result of the Reverse Stock Split, there are approximately 7,074,668 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock. Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. All options, warrants and convertible Preferred Stock of the Company outstanding immediately prior to the Reverse Stock Split will, to the extent they do not provide otherwise, be adjusted according to their terms as a result of the Reverse Stock Split.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
3.2	Second Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAIRIE OPERATING CO.
Date: October 13, 2023
	By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer

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